SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report : August 31, 1999
                        (Date of earliest event reported)

Commission File Number 33-49544-01                  Commission File Number 33-49544
     BLUE BIRD CORPORATION                             BLUE BIRD BODY COMPANY
  (Exact name of registrant as                      (Exact name of registrant as
    specified in its charter)                          specified in its charter)

          DELAWARE                                             GEORGIA
  (State or other jurisdiction                      (State or other jurisdiction
of incorporation or organization)                 of incorporation or organization)

         13-3638126                                            58-0813156
(I.R.S. Employer Identification No.)              (I.R.S. Employer Identification No.)

    3920 Arkwright Road                                    3920 Arkwright Road
    MACON, GEORGIA 31210                                   MACON, GEORGIA 31210
(Address of principal executive                      (Address of principal executive
 offices including ZIP Code)                           offices including ZIP Code)

      (912) 757-7100                                         (912) 757-7100
(Registrant's telephone number,                      (Registrant's telephone number,
    including area code)                                  including area code)

ITEM 5.   OTHER EVENTS.

          On August 31, 1999, Blue Bird Corporation (the "Company") and certain of its stockholders affiliated with Merrill Lynch Capital Partners, Inc. (the "ML Stockholders"), entered into a definitive merger agreement (the "Merger Agreement") with Henlys Group plc ("Henlys") and a newly formed wholly owned subsidiary of Henlys ("Merger Sub"), pursuant to which, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. The total value of the transaction is approximately $665 million, including approximately $237 million Blue Bird debt to be repaid at or following the Merger. It is expected that the merger will be completed during the fourth quarter of 1999.

          The agreement is subject to customary conditions, including the receipt of regulatory approvals and the approval of Henlys' shareholders. All necessary approvals by the Company's shareholders have been obtained. The Company will be entitled to terminate the Merger Agreement in the event that Henlys anticipated financing arrangements are not finalized within 14 days of the date of the Merger Agreement and Henlys will be entitled to terminate the Merger Agreement in the event that its anticipated financing arrangements are not finalized within 28 days of the date of the Merger Agreement. Henlys anticipates raising senior debt for the transaction through The Royal Bank of Scotland and Chase Manhattan plc. Henlys also will issue convertible loan stock to be subscribed for by AB Volvo and will conduct an equity offering expected to be underwritten by Close Brothers Corporate Finance Limited and Hoare Govett Limited.

          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference herein.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.  The following exhibits are filed as part of this report:

                  2.1 Agreement and Plan of Merger, dated as of August 31, 1999, among Blue Bird Corporation, the ML Stockholders party thereto, Henlys Group plc and Brutus, Inc.








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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           BLUE BIRD CORPORATION


                                           By:   /s/ Paul E. Glaske
                                              ----------------------------------
                                                        Paul E. Glaske
                                                   Chairman of the Board and
                                                    Chief Executive Office

Date:  September 1, 1999


                                           BLUE BIRD BODY COMPANY


                                           By:   /s/ Paul E. Glaske
                                              ----------------------------------
                                                         Paul E. Glaske
                                                   Chairman of the Board and
                                                    Chief Executive Office

Date:  September 1, 1999




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



                                  EXHIBIT INDEX

 Exhibit
  Number                          Description
 --------                         -----------

   2.1 Agreement and Plan of Merger, dated as of August 31, 1999, among Blue Bird Corporation, the ML Stockholders party thereto, Henlys Group plc and Brutus, Inc.





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